Exhibit 99.1
News Release
Integra Bank Corporation Announces Closing of Investment Under U.S. Treasury Capital Purchase Program
EVANSVILLE, Ind., February 27, 2009 — Integra Bank Corporation (Nasdaq:IBNK), parent company of Integra Bank N.A., today announced that it had closed its investment transaction with the U.S. Department of the Treasury under the Capital Purchase Program.
Integra issued to the Treasury Department 83,586 shares of a new series of preferred stock and a warrant to purchase 7,418,876 shares of common stock at an initial exercise price of $1.69 per share, subject to adjustment in certain circumstances. The total amount invested by the Treasury Department in Integra was $83,586,000.
Under the Capital Purchase Program, the Treasury Department is investing up to $250 billion in securities of healthy U.S. financial institutions as part of its efforts to provide a firmer capital foundation for banks and to increase credit availability to businesses and consumers. A summary of the CPP can be found on the Treasury’s website at http://www.ustreas.gov/initiatives/eesa/.
“We view this investment as a positive development for Integra and our shareholders,” said Mike Vea, Chairman, President and CEO. “The additional capital improves our liquidity and will allow us to continue to meet the credit needs of businesses and consumers in our markets.”
At December 31 2008, Integra Bank N. A. was “well-capitalized” by all regulatory benchmarks.
About Integra
Headquartered in Evansville, Indiana, Integra Bank Corporation is the parent of Integra Bank N.A. As of December 31, 2008, Integra had $3.4 billion in total assets and operated 80 banking centers and 136 ATMs at locations in Indiana, Kentucky, Illinois and Ohio. Integra Bank Corporation’s common stock is listed on the Nasdaq Global Market under the symbol IBNK. Additional information may be found at Integra’s web site, www.integrabank.com.

Safe Harbor
Certain statements made in this release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. When used in this release, the words “may,” “will,” “should,” “would,” “anticipate,” “expect,” “plan,” “believe,” “intend,” and similar expressions identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements to be materially different from the results, performance or achievements expressed or implied by such forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) the adverse effects of the current recession in the markets in which Integra does business, including ongoing disruptions in the housing and credit markets; (2) changes in the interest rate environment that reduce net interest margin; (3) unanticipated additional charge-offs and loan loss provisions; (4) the ability of Integra to maintain required capital levels and adequate sources of funding and liquidity; (5) the impact of problems affecting issuers of investment securities Integra holds (6) changes and trends in capital markets; (7) competitive pressures among depository institutions that increase significantly; (8) effects of critical accounting policies and judgments; (9) changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies; (10) legislative or regulatory changes or actions, or significant litigation that adversely affect Integra or the business in which Integra is engaged; (11) ability to attract and retain key personnel; (12) ability to secure confidential information through the use of computer systems and telecommunications network; and (13) the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity, and other factors described in our periodic reports filed with the SEC. We undertake no obligation to revise or update these risks, uncertainties and other factors except as may be set forth in our periodic reports.
Contact:
Integra Bank Corporation
Mike Vea, Chairman, President and CEO — 812-464-9604
Martin Zorn, COO and CFO — 812-461-5794
Gretchen Dunn, Shareholder Relations — 812-464-9677
Web site:
http://www.integrabank.com
Integra Bank Corporation 21 S.E. Third Street P.O. Box 868 Evansville, Indiana 47705-0868 1-800-467-1928 integrabank.com